News Release

Firsthand Technology Value Fund Adopts Share Repurchase Plan

San Jose, CA, August 31, 2018 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, disclosed today that its Board of Directors has approved a discretionary share repurchase plan (the “Plan”). Pursuant to the Plan, the Fund may purchase in the open market up to $2 million worth of its common stock.

The Plan allows the Fund to acquire its own shares at certain thresholds below its net asset value (NAV) per share, in accordance with the guidelines specified in Rule 10b-18 of the Securities Act of 1934, as amended (the “Act”). In conjunction with the Plan, the Fund has adopted a trading plan under Rule 10b5-1 of the Act. A plan under Rule 10b5-1 allows companies to repurchase shares at times when it otherwise might be prevented from doing so by securities laws or because of self-imposed trading blackout periods. The intent of the Plan is to increase the NAV per share and thereby enhance shareholder value. Executing the Plan may also moderate the discount at which the Fund’s shares currently trade.

Separately, Firsthand’s CEO, Kevin Landis, has announced his own intention to purchase up to $1 million worth of stock, either directly or indirectly through Firsthand Capital Management, Inc., the Fund’s investment adviser. His individual purchases will also be conducted in accordance with 10b-18 and 10b5-1 guidelines. Mr. Landis, together with Firsthand Capital Management, Inc., currently owns 260,164 shares of the Fund.

The Fund expects the Plan will be in effect until March 31, 2019, or until the approved dollar amount has been used to repurchase shares. Repurchases made under the Plan are subject to the Securities and Exchange Commission’s regulations as well as certain price, market, volume, and timing constraints specified in the Plan. There is no assurance that the Fund will purchase shares at any specific discount levels or in any specific amounts. The Fund’s repurchase activity will be disclosed in its shareholder reports for the relevant fiscal periods. There is no assurance that the market price of the Fund’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that the Plan will enhance shareholder value over the long term.

News Release

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies. An investment in the Fund involves substantial risks, some of which are highlighted below. Please see the Fund’s public filings for more information about fees, expenses and risk. Past investment results do not provide any assurances about future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski

Firsthand Capital Management, Inc.

(408) 624-9525

vc@firsthandtvf.com